EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

John P. Hussman, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Hussman Investment Trust (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                       CHIEF FINANCIAL OFFICER

Hussman Investment Trust                      Hussman Investment Trust


/s/ John P. Hussman                           /s/ Mark J. Seger
----------------------------------            ----------------------------------
John P. Hussman, President                    Mark J. Seger, Treasurer

Date:  August 23, 2005                        Date:  August 23, 2005



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO HUSSMAN INVESTMENT TRUST AND WILL BE RETAINED BY HUSSMAN INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.